EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF SUMMIT BANCSHARES, INC.

          Pursuant to Section 1350, Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I Philip E. Norwood, the Chairman, President and Chief Executive Officer of Summit Bancshares, Inc. (the “Corporation”) hereby certify, to my knowledge,  that:

(i)

the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 of the Corporation fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)

the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 of the Corporation fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of, and for, the periods presented in the report.

Dated:     November 8, 2005

By:	/s/ Philip E. Norwood

Name:	Philip E. Norwood
Title:	Chairman, President and Chief Executive Officer (Principal Executive Officer)

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b) (32) of Regulation SK and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.